Exhibit 99.1

Contacts:

Media Contact	Investor Contact
Len Dieterle	Brian Denyeau
Aspen Technology	ICR for Aspen Technology
+1 781-221-4291	+1 646-277-1251
len.dieterle@aspentech.com	brian.denyeau@icrinc.com

Aspen Technology Announces Financial Results for the
Second Quarter of Fiscal 2023

Bedford, Mass. – January 25, 2023 - Aspen Technology, Inc. (AspenTech) (NASDAQ: AZPN), a global leader in industrial software, today announced financial results for its second-quarter fiscal 2023, ended December 31, 2022.

“AspenTech’s second quarter results reflected continued, strong end market demand and the benefit of the addition of the OSI and SSE businesses to heritage AspenTech. We made significant progress on our integration and transformation initiatives and we believe we are well positioned to deliver on our full year operational and financial objectives,” said Antonio Pietri, President and Chief Executive Officer of AspenTech.

“AspenTech is playing an essential role in helping our customers meet the demand for the products that support greater global prosperity while achieving their sustainability goals and ambitions,” Pietri added. “Delivering on both goals is the core of our Dual Challenge mission. Our customers have validated this value proposition and recognize our unique position to help them achieve it. We are confident these imperatives will enable AspenTech to deliver attractive growth and profitability over the long-term.”

Second Quarter and Fiscal Year 2023 Recent Business Highlights

•Annual contract value, which we define as the estimate of the annual value of our portfolio of term license and software maintenance and support, or SMS, contracts, the annual value of SMS agreements purchased with perpetual licenses and the annual value of standalone SMS agreements purchased with certain legacy term license agreements, which have become an immaterial part of our business, was $833.7 million at the end of the second quarter of fiscal 2023, which increased 8.7% compared to the second quarter of fiscal 2022.

•Annual spend for heritage AspenTech, which the company defines as the annualized value of all term license and maintenance contracts at the end of the quarter for the businesses other than OSI and SSE, was $697.5 million at the end of the second quarter of fiscal 2023, which increased 9.0% compared to the second quarter of fiscal 2022 and 2.2% sequentially.

Summary of Second Quarter Fiscal Year 2023 Financial Results

As a result of the transaction between AspenTech and Emerson Electric Co.(“Emerson”), EmerSubCX, the subsidiary Emerson created as part of the transaction, became the surviving entity when the transaction closed on May 16th, 2022. The comparable periods shown in the financial statements below for fiscal year 2022 reflect only the historical results of the OSI and SSE businesses that were contributed to new AspenTech.

AspenTech’s total revenue of $242.8 million included:

•License and solutions revenue, which represents the portion of a term license agreement allocated to the initial license and OSI revenue recognized on a percentage of completion basis, was $149.8 million in the second quarter of fiscal 2023, compared to $48.5 million in the second quarter of fiscal 2022.

•Maintenance revenue, which represents the portion of customer agreements related to ongoing support and the right to future product enhancements, was $78.6 million in the second quarter of fiscal 2023, compared to $26.3 million in the second quarter of fiscal 2022.

•Services and other revenue was $14.4 million in the second quarter of fiscal 2023, compared to $7.0 million in the second quarter of fiscal 2022.

For the quarter ended December 31, 2022, AspenTech reported loss from operations of $59.4 million, compared to loss from operations of $254,000 in the second quarter of fiscal 2022.

Net loss was $66.2 million for the quarter ended December 31, 2022, leading to net loss per share of $1.02 compared to net loss per share of $0.02 in the same period last fiscal year.

Non-GAAP income from operations was $86.6 million for the second quarter of fiscal 2023. Non-GAAP net income was $22.8 million, or $0.35 per share, for the second quarter of fiscal 2023. These non-GAAP results add back the impact of stock-based compensation expense, amortization of intangibles, fees related to acquisitions and integration planning and unrealized gain on derivatives associated with acquisitions. A reconciliation of GAAP to non-GAAP results is presented in the financial tables included in this press release.

AspenTech had cash and cash equivalents of $446.1 million and total borrowings of $264.0 million at December 31, 2022. During the quarter the company entered into a Credit Agreement with Emerson for an aggregate loan commitment of $630 million. The proceeds from borrowings under the Agreement will principally be used to fund the pending acquisition of Micromine.

During the second quarter, AspenTech generated $49.5 million in cash flow from operations and generated $53.1 million in free cash flow. Free cash flow is calculated as net cash provided by operating activities adjusted for the net impact of: purchases of property, equipment and leasehold improvements; payments for capitalized computer software development costs; and other nonrecurring items, such as payments related to acquisitions and integration planning.

Business Outlook
Based on information as of today, January 25, 2023, AspenTech is issuing the following guidance for fiscal year 2023. Please note this guidance does not include any contribution from the pending acquisition of Micromine, which is expected to close as soon as the remaining regulatory approval is obtained.

•Annual Contract Value (“ACV”) growth of 10.5-13.5% year-over-year. The company defines ACV as the estimate of the annual value of our portfolio of term license and software maintenance and support (SMS) agreements
•Free cash flow of $347 to $362 million
•Total bookings of $1.07 to $1.17 billion
•Total revenue of $1.14 to $1.20 billion
•GAAP total expense of $1.207 to $1.217 billion
•Non-GAAP total expense of $637 to $647 million
•GAAP operating loss of $67 million to $15 million
•Non-GAAP operating income of $503 to $555 million
•GAAP net loss of $7.5 million to net income of $32.5 million
•Non-GAAP net income of $451 to $491 million
•GAAP net loss per share of $0.11 to income per share of $0.49
•Non-GAAP net income per share of $6.83 to $7.43

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause AspenTech’s actual results to differ materially from these forward-looking statements.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Management considers both GAAP and non-GAAP financial results in managing AspenTech’s business. As the result of adoption of new licensing models, management believes that a number of AspenTech’s performance indicators based on GAAP, including revenue, gross profit, operating income and net income, should be viewed in conjunction with certain non-GAAP and other business measures in assessing AspenTech’s performance, growth and financial condition. Accordingly, management utilizes a number of non-GAAP and other business metrics, including the non-GAAP metrics set forth in this press release, to track AspenTech’s business performance. None of these non-GAAP metrics should be considered as an alternative to any measure of financial performance calculated in accordance with GAAP.

Conference Call and Webcast

AspenTech will host a conference call and webcast presentation on January 25, 2023 at 4:30 p.m. (Eastern Time) to discuss the company's financial results, business outlook, and related corporate and financial matters. A live webcast of the call will be available on the Investor Relations section of AspenTech’s website, http://ir.aspentech.com/, and clicking on the “webcast” link. To access the call by phone, please go to this link (registration link) and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at http://ir.aspentech.com/.

About AspenTech

Aspen Technology, Inc. (NASDAQ: AZPN) is a global software leader helping industries at the forefront of the world’s dual challenge meet the increasing demand for resources from a rapidly growing population in a profitable and sustainable manner. AspenTech solutions address complex environments where it is critical to optimize the asset design, operation and maintenance lifecycle. Through our unique combination of deep domain expertise and innovation, customers in capital-intensive industries can run their assets safer, greener, longer and faster to improve their operational excellence. To learn more, visit AspenTech.com.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including the statements contained in the Business Outlook section as well as those related to our ability to deliver on our financial objectives. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. We can give no assurance that such plans, estimates or expectations will be achieved and therefore, actual results may differ materially from any plans, estimates or expectations in such forward-looking statements.

Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including, without limitation: delays or reductions in demand for AspenTech solutions due to the COVID-19 pandemic; AspenTech’s failure to increase usage and product adoption of aspenONE or other offerings or grow the aspenONE APM, OSI and SSE businesses, and failure to continue to provide innovative, market-leading solutions; declines in the demand for, or usage of, aspenONE software for any reason, including declines due to adverse changes in the process or other capital-intensive industries and materially reduced industry spending budgets due to the drop in demand for oil due to the COVID-19 pandemic; the consummation and the anticipated benefits of the acquisition of Micromine; unfavorable economic and market conditions or a lessening demand in the market for asset process optimization software, including materially reduced industry spending budgets due to the significant drop in oil prices arising from drop in demand due to the COVID-19 pandemic; risks of foreign operations or transacting business with customers outside the United States; risks of competition; risks that acquisitions could be difficult to consummate and integrate into our operations, which could disrupt our business, dilute stockholder value or impair our financial results; and other risk factors described from time to time in AspenTech’s periodic reports filed with the Securities and Exchange Commission.

Furthermore, there are additional factors relating to the transaction with Emerson that could cause actual results to differ materially from AspenTech’s plans, estimates or expectations regarding the transaction include, among others: (1) unexpected costs, charges or expenses resulting from the transaction; (2) failure to realize the anticipated benefits of the transaction, including as a result of delay in integrating the industrial software business of Emerson with AspenTech’s business; (3) the ability of AspenTech to implement its business strategy; (4) difficulties and delays in achieving revenue and cost synergies; (5) inability to retain and hire key personnel; (6) potential litigation in connection with the transaction or other settlements or investigations that may result in significant costs of defense, indemnification and liability; (7) AspenTech’s ability to recover successfully from a disaster or other business continuity problem due to a hurricane, flood, earthquake, terrorist attack, war, pandemic, security breach, cyber-attack, power loss, telecommunications failure or other natural or man-made event, including the ability to function remotely during long-term disruptions such as the COVID-19 pandemic; and (8) other risk factors as detailed from time to time in AspenTech’s reports filed with the SEC, including AspenTech’s annual reports on Form 10-K, periodic quarterly reports on Form 10-Q, and current reports on Form 8-K.

While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

AspenTech cannot guarantee any future results, levels of activity, performance, or achievements. AspenTech expressly disclaims any obligation to update forward-looking statements after the date of this press release.

© 2023 Aspen Technology, Inc. AspenTech, aspenONE, asset optimization and the Aspen leaf logo are trademarks of Aspen Technology, Inc. All rights reserved. All other trademarks are property of their respective owners.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (Unaudited in Thousands, Except per Share Data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Revenue:
License and solutions	$149,843	$48,491	$310,068	$92,706
Maintenance	78,628	26,272	156,994	50,807
Services and other	14,367	7,012	26,595	15,277
Total revenue	242,838	81,775	493,657	158,790
Cost of revenue:
License and solutions	70,833	33,221	140,346	67,609
Maintenance	9,567	4,074	18,784	8,308
Services and other	12,698	4,282	25,098	9,180
Total cost of revenue	93,098	41,577	184,228	85,097
Gross profit	149,740	40,198	309,429	73,693
Operating expenses:
Selling and marketing	117,951	17,995	236,225	42,995
Research and development	49,954	15,383	99,695	30,938
General and administrative	41,230	7,036	84,086	13,653
Restructuring costs	—	38	—	245
Total operating expenses	209,135	40,452	420,006	87,831
(Loss) from operations	(59,395)	(254)	(110,577)	(14,138)
Other income (expense), net	38,643	(1,419)	(19,989)	(2,778)
Interest income (expense), net	4,120	(20)	9,143	(292)
(Loss) before provision for income taxes	(16,632)	(1,693)	(121,423)	(17,208)
Provision (benefit) for income taxes	49,565	(933)	(43,982)	(5,246)
Net (loss)	$(66,197)	$(760)	$(77,441)	$(11,962)
Net (loss) per common share:
Basic	$(1.02)	$(0.02)	$(1.20)	$(0.33)
Diluted	$(1.02)	$(0.02)	$(1.20)	$(0.33)
Weighted average shares outstanding:
Basic	64,621	36,308	64,538	36,308
Diluted	64,621	36,308	64,538	36,308

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONSOLIDATED AND COMBINED BALANCE SHEETS (Unaudited in Thousands, Except Share and Per Share Data)

	December 31, 2022	June 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$446,088	$449,725
Accounts receivable, net	140,746	111,027
Current contract assets, net	419,714	428,833
Prepaid expenses and other current assets	23,750	23,461
Receivables from related parties	15,099	16,941
Prepaid income taxes	—	17,503
Total current assets	1,045,397	1,047,490
Property, equipment and leasehold improvements, net	17,138	17,148
Goodwill	8,328,846	8,266,809
Intangible assets, net	4,902,442	5,112,781
Non-current contract assets, net	515,820	428,232
Contract costs	9,042	5,473
Operating lease right-of-use assets	71,426	78,286
Deferred tax assets	2,328	4,937
Other non-current assets	8,214	8,766
Total assets	$14,900,653	$14,969,922

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,975	$21,416
Accrued expenses and other current liabilities	95,407	90,123
Liability from foreign currency forward contract	15,319	—
Due to related parties	32,284	4,111
Current operating lease liabilities	12,627	7,191
Income taxes payable	25,704	6,768
Current borrowings	264,000	28,000
Current contract liabilities	146,887	143,327
Total current liabilities	605,203	300,936
Non-current contract liabilities	29,707	21,081
Deferred income tax liabilities	1,040,094	1,145,408
Non-current operating lease liabilities	60,005	71,933
Non-current borrowings, net	—	245,647
Other non-current liabilities	18,579	15,560
Stockholders’ equity:
Common stock, $0.0001 par value Authorized—600,000,000 shares Issued— 64,767,755 shares at December 31, 2022 and 64,425,378 shares at June 30, 2022 Outstanding— 64,767,755 shares at December 31, 2022 and 64,425,378 shares at June 30, 2022	6	6
Additional paid-in capital	13,164,874	13,107,570
Retained earnings	(11,072)	66,369
Accumulated other comprehensive (loss)	(6,743)	(4,588)
Total stockholders’ equity	13,147,065	13,169,357
Total liabilities and stockholders’ equity	$14,900,653	$14,969,922

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS (Unaudited in Thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net (loss)	$(66,197)	$(760)	$(77,441)	$(11,962)
Adjustments to reconcile net (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	122,556	23,664	245,102	54,084
Reduction in the carrying amount of right-of-use assets	3,271	1,355	6,562	3,067
Net foreign currency (gain) losses	(3,588)	1,475	4,744	3,013
Stock-based compensation	23,441	458	41,177	826
Deferred income taxes	(35,946)	(2,355)	(106,384)	(8,047)
Provision for uncollectible receivables	(381)	(16)	3,228	43
Other non-cash operating activities	(3,820)	23	(593)	84
Changes in assets and liabilities:
Accounts receivable	(41,700)	(31,371)	(33,691)	(47,061)
Contract assets	(9,507)	(8,258)	(77,864)	(13,034)
Contract costs	(96)	—	(3,547)	—
Lease liabilities	(4,949)	(1,390)	(6,609)	(1,811)
Prepaid expenses, prepaid income taxes, and other assets	81,184	(2,978)	34,177	(1,167)
Liability from foreign currency forward contract	(34,940)	—	15,319	—
Accounts payable, accrued expenses, income taxes payable and other liabilities	11,983	(10,571)	(1,490)	(12,805)
Contract liabilities	8,223	15,926	11,922	10,786
Net cash provided by (used in) operating activities	49,534	(14,798)	54,612	(23,984)
Cash flows from investing activities:
Purchases of property, equipment and leasehold improvements	(1,523)	(786)	(2,844)	(3,393)
Payments for business acquisitions, net of cash acquired	—	—	(74,947)	(1,065)
Payments for equity method investments	(465)	—	(465)	—
Payments for capitalized computer software development costs	(230)	—	(329)	—
Purchases of other assets	—	(2)	—	(287)
Net cash used in investing activities	(2,218)	(788)	(78,585)	(4,745)
Cash flows from financing activities:
Issuance of shares of common stock	17,135	—	25,605	—
Payment of tax withholding obligations related to restricted stock	(8,276)	—	(11,698)	—
Deferred business acquisition payments	—	—	(1,363)	—
Repayments of amounts borrowed under term loan	(6,000)	—	(12,000)	—
Net transfers from Parent Company	17,426	17,660	29,872	32,855
Payments of debt issuance costs	—	—	(2,375)	—
Net cash provided by financing activities	20,285	17,660	28,041	32,855
Effect of exchange rate changes on cash and cash equivalents	(3,970)	(136)	(7,705)	(134)
Increase (decrease) in cash and cash equivalents	63,631	1,938	(3,637)	3,992
Cash and cash equivalents, beginning of period	382,457	25,713	449,725	23,659
Cash and cash equivalents, end of period	$446,088	$27,651	$446,088	$27,651

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP Results of Operations and Cash Flows (Unaudited in Thousands, Except per Share Data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Total expenses
GAAP total expenses (a)	$302,233	$82,029	$604,234	$172,928
Less:
Stock-based compensation (b)	(23,441)	(458)	(41,177)	(826)
Amortization of intangibles (c)	(121,161)	(22,176)	(242,321)	(50,985)
Acquisition and integration planning related fees	(1,411)	—	(6,269)	(54)

Non-GAAP total expenses	$156,220	$59,395	$314,467	$121,063

Income from operations
GAAP (loss) from operations	$(59,395)	$(254)	$(110,577)	$(14,138)
Plus:
Stock-based compensation (b)	23,441	458	41,177	826
Amortization of intangibles (c)	121,161	22,176	242,321	50,985
Acquisition and integration planning related fees	1,411	—	6,269	54

Non-GAAP income from operations	$86,618	$22,380	$179,190	$37,727

Net income
GAAP net (loss)	$(66,197)	$(760)	$(77,441)	$(11,962)
Plus:
Stock-based compensation (b)	23,441	458	41,177	826
Amortization of intangibles (c)	121,161	22,176	242,321	50,985
Acquisition and integration planning related fees	1,411	—	6,269	54
Unrealized (gain) loss on foreign currency forward contract	(34,940)	—	15,319	—
Less:
Income tax effect on Non-GAAP items (d)	(22,075)	(5,145)	(62,591)	(12,033)

Non-GAAP net income	$22,801	$16,729	$165,054	$27,870

Diluted loss per share
GAAP diluted (loss) per share	$(1.02)	$(0.02)	$(1.20)	$(0.33)
Plus:
Stock-based compensation (b)	0.36	0.01	0.64	0.02
Amortization of intangibles (c)	1.87	0.61	3.75	1.41
Acquisition and integration planning related fees	0.02	—	0.10	—
Unrealized loss on foreign currency forward contract	(0.54)	—	0.24	—
Less:
Income tax effect on Non-GAAP items (d)	(0.34)	(0.14)	(0.97)	(0.33)

Non-GAAP diluted income per share	$0.35	$0.46	$2.56	$0.77

Shares used in computing Non-GAAP diluted income per share	64,621	36,308	64,538	36,308

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Free Cash Flow
Net cash provided by operating activities (GAAP)	$49,534	$(14,798)	$54,612	$(23,984)
Purchases of property, equipment and leasehold improvements	(1,523)	(786)	(2,844)	(3,393)
Payments for capitalized computer software development costs	(230)	—	(329)	—
Acquisition and integration planning related payments	5,321	—	12,380	54
Free cash flow (non-GAAP)	$53,102	$(15,584)	$63,819	$(27,323)

(a) GAAP total expenses
	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Total costs of revenue	$93,098	$41,577	$184,228	$85,097
Total operating expenses	209,135	40,452	420,006	87,831
GAAP total expenses	$302,233	$82,029	$604,234	$172,928

(b) Stock-based compensation expense was as follows:
	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Cost of license and solutions	$1,200	$—	$1,919	$—
Cost of maintenance	474	—	1,035	—
Cost of services and other	428	—	858	—
Selling and marketing	3,826	—	7,191	—
Research and development	4,240	—	7,858	—
General and administrative	13,273	458	22,316	826
Total stock-based compensation	$23,441	$458	$41,177	$826

(c) Amortization of intangible assets was as follows:
	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Cost of license and solutions	$47,671	$13,193	$95,342	$26,385
Selling and marketing	73,490	8,983	146,979	24,600
Total amortization of intangible assets	$121,161	$22,176	$242,321	$50,985

(d) The income tax effect on non-GAAP items for the three and six months ended December 31, 2022 and 2021, respectively, is calculated utilizing the Company's combined US federal and state statutory tax rate as following:

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
U.S. Statutory Rate	21.79%	22.73%	21.79%	23.20%

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES Reconciliation of Forward-Looking Guidance Range (Unaudited in Thousands, Except per Share Data)

	Twelve Months Ended June 30, 2023 (a)
	Range
	Low		High
Guidance - Total expenses
GAAP expectation - total expenses	$1,207,000		$1,217,000
Less:
Stock-based compensation	(77,000)		(77,000)
Amortization of intangible assets	(486,500)		(486,500)
Acquisition and integration planning related fees	(6,500)		(6,500)

Non-GAAP expectation - total expenses	$637,000		$647,000

Guidance - Income from operations
GAAP expectation - (loss) from operations	$(67,000)		$(15,000)
Plus:
Stock-based compensation	77,000		77,000
Amortization of intangible assets	486,500		486,500
Acquisition and integration planning related fees	6,500		6,500

Non-GAAP expectation - income from operations	$503,000		$555,000

Guidance - Net income and diluted income per share
GAAP expectation - net (loss) and diluted (loss) per share	$(7,500)	$(0.11)	$32,500	$0.49
Plus:
Stock-based compensation	77,000		77,000
Amortization of intangible assets	486,500		486,500
Acquisition and integration planning related fees	6,500		6,500
Unrealized loss on foreign currency forward contract	15,500		15,500
Less:
Income tax effect on Non-GAAP items (b)	(127,500)		(127,500)

Non-GAAP expectation - net income and diluted income per share	$450,500	$6.83	$490,500	$7.43

Shares used in computing guidance for Non-GAAP diluted income per share	66,000		66,000

Guidance - Free Cash Flow
GAAP expectation - Net cash provided by operating activities	$351,000		$366,000
Less:
Purchases of property, equipment and leasehold improvements	(1,000)		(1,000)
Payments for capitalized computer software development costs	(9,500)		(9,500)
Plus:
Acquisition and integration planning related fees	6,500		6,500

Free cash flow expectation (non-GAAP)	$347,000		$362,000

(a) Rounded amount used, except per share data.
(b) The income tax effect on non-GAAP items for the twelve months ended June 30, 2023 is calculated utilizing the Company's statutory tax rate of 21.79 percent.